                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the use in the Registration Statement and Prospectus of The Fortress Group of our report dated December 12, 1995, accompanying the combined financial statements of The Genesee Company and related entities contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

                                          /s/ Hein & Associates LLP
                                          Hein & Associates LLP

Denver, Colorado
July 12, 1996